                                                                    EXHIBIT 1.1

                                                                 EXECUTION COPY

                               LENNAR CORPORATION

                                  $325,000,000

                          9.95% SENIOR NOTES DUE 2010

                               PURCHASE AGREEMENT

                                                                 April 28, 2000

DEUTSCHE BANK SECURITIES INC.
BANC ONE CAPITAL MARKETS, INC.
BANC OF AMERICA SECURITIES LLC
CREDIT LYONNAIS SECURITIES USA INC.
WACHOVIA SECURITIES, INC.
c/o Deutsche Bank Securities Inc.
  130 Liberty Street
  New York, New York 10006

Ladies and Gentlemen:

         Lennar Corporation., a Delaware corporation ("Lennar"), hereby confirms its agreement with Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., Banc of America Securities LLC, Credit Lyonnais Securities USA Inc. and Wachovia Securities, Inc. (the "Initial Purchasers"), as set forth below.

         1. The Securities. Lennar proposes to issue and sell to the Initial Purchasers $325,000,000 aggregate principal amount of its 9.95% Senior Notes due 2010 (the "Notes").

         The Notes will be unconditionally guaranteed (collectively, the "Guarantees") jointly and severally, by each of the entities listed on Schedule 1 hereto (the "Guarantors"). Each of the Guarantors is, or upon consummation of the Merger (as defined below) will become, a direct or indirect subsidiary of Lennar. Lennar and the Guarantors are collectively referred to herein as the "Companies." The Notes and the Guarantees are collectively referred to herein as the "Securities."

         The Notes are to be issued under an indenture (the "Indenture"), to be dated as of May 3, 2000, by and among Lennar, the Guarantors and Bank One Trust Company, NA, as trustee (the "Trustee").

         The Securities will be offered and sold to the Initial Purchasers without being registered under the United States Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

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         In connection with the sale of the Securities, Lennar and the
Guarantors have prepared a preliminary offering memorandum, dated April 17, 2000 (the "Preliminary Memorandum"), and a final offering memorandum, dated April 28, 2000 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum").

         Lennar understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), and outside the United States to certain persons in reliance on Regulation S under the Act ("Regulation S").

         The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form attached hereto as Exhibit A, pursuant to which Lennar and the Guarantors will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

         The Notes are being issued in connection with the acquisition by Lennar of U.S. Home Corporation, a Delaware corporation ("U.S. Home"), pursuant to an Agreement and Plan of Merger, dated February 16, 2000 (as amended through the date of this Agreement, the "Merger Agreement"), among U.S. Home, Lennar and Len Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Lennar ("Len Acquisition"). The acquisition will be effected by a merger (the "Merger") of U.S. Home with and into Len Acquisition, with Len Acquisition surviving the Merger.

         In connection with the Merger, Len Acquisition is offering to purchase (the "Debt Tender Offer") approximately $525 million of publicly held U.S. Home debt securities (the "U.S. Home Notes") and soliciting consents (the "Consent Solicitation") to waivers of and amendments to certain provisions of the indentures pursuant to which the U.S. Home Notes were issued. The Debt Tender Offer and Consent Solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated March 31, 2000, as amended or supplemented from time to time, and the Consent and Letter of Transmittal (as defined in such Statement) (collectively, the "Debt Tender Offer Documents"). In addition, all outstanding borrowings under the existing revolving credit facilities of Lennar and U.S. Home will be repaid and the commitments thereunder terminated.

         The cash portion of the Merger consideration, the Debt Tender Offer, the Consent Solicitation, the repayment of borrowings under existing credit facilities and the payment of fees and expenses in connection therewith will be funded with proceeds from (a) the issuance and sale of the Securities and (b) initial borrowings under a Credit Agreement, to be dated as of May 3,

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2000, (including all agreements that are exhibits thereto, the "Credit
Agreement"), among Lennar, the lenders named therein and Bank One, NA, as administrative agent, that provides for $1.4 billion of senior secured credit facilities.

         The Merger, the Debt Tender Offer, the Consent Solicitation, the repayment of borrowings under existing credit facilities, the initial borrowings under the credit agreement and the payment of fees and expenses in connection therewith are referred to herein as the "Transactions." This Agreement, the Notes, the Guarantees, the Exchange Notes, the Private Exchange Notes (as defined in the Registration Rights Agreement), the guarantees of the Exchange Notes and the Private Exchange Notes, the Indenture and the Registration Rights Agreement are referred to herein as the "Offering Agreements." The Offering Agreements, the Merger Agreement and the Credit Agreement are referred to herein as the "Transaction Documents."

         2. Representations and Warranties. Lennar represents and warrants to and agrees with each of the Initial Purchasers that:

         (a) Neither the Preliminary Memorandum nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or will contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to Lennar in writing by such Initial Purchaser through Deutsche Bank Securities Inc. specifically for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

         (b) Each of Lennar, the Subsidiaries (as defined below) and the Land Partnerships (as defined below) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of Lennar, the Subsidiaries and the Land Partnerships is duly qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of Lennar and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"). The Subsidiaries listed on Schedule 2 are the only "significant subsidiaries" (as defined in Regulation S-X of the Commission) of Lennar that are not Guarantors. There will be no "significant subsidiaries" of Lennar at the Closing Date other than the Designated Subsidiaries (as defined below), and, at such date, the Subsidiaries other than the Designated Subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" of Lennar. For purposes of this Agreement, a "Subsidiary" means any entity that is, or will, after giving effect to the Merger, be, a direct or indirect "subsidiary" of


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Lennar, as such term is defined in Rule 405 under the Act. For purposes of this
Agreement, the following Subsidiaries are "Designated Subsidiaries": Len Acquisition Corporation, Lennar Homes, Inc., Lennar Homes of Arizona, Inc., Lennar Homes of California, Inc., Lennar Homes of Texas Land and Constructions Ltd., Lennar Homes of Texas Sales and Marketing, Ltd., Lennar Texas Holding Company, Lennar Management, Inc., Greystone Homes, Inc., Universal American Mortgage Company, UAMC Asset Corp., Strategic Technologies, Inc. and Lennar Financial Services, Inc. ("LFS"). All references in this Agreement to matters being "described in the Final Memorandum" shall include all matters described in documents that are incorporated by reference in the Final Memorandum.

         (c) The information set forth under the caption "Capitalization" in the Final Memorandum is true and correct as of its date. The outstanding shares of Lennar's Common Stock, par value $0.10 per share ("Common Stock") and Lennar's Class B Common Stock, par value $.10 per share ("Class B Common Stock"), have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to the capital stock or any other securities of the Company or the issue and sale thereof. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned, or in the case of U.S. Home and its current subsidiaries, will be owned on the Closing Date, by Lennar or another Subsidiary free and clear of all liens, encumbrances and equities and claims (except for the pledge of (i) the shares of certain of the direct and indirect subsidiaries of LFS to the lenders under LFS's credit agreement and (ii) the shares of other Subsidiaries to the lenders under the Credit Agreement and for the benefit of the holders of Lennar's 7-5/8% Senior Notes due 2009 and Lennar's Zero Coupon Senior Convertible Debentures due 2018 (the "Existing Senior Notes")); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries or the Land Partnerships are outstanding. The Company indirectly owns a 50% interest in each of Lennar Land Partners, a Florida general partnership, and Lennar Land Partners II, a Florida general partnership (together, the "Land Partnerships"). Such interests in the Land Partnerships have been duly authorized and validly issued and are owned by a Subsidiary indirectly wholly owned by Lennar, free and clear of all liens, encumbrances and equities and claims.

         (d) Each Company has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and to consummate the Transactions and the other transactions contemplated by such Transaction Documents. Each Company has duly authorized the execution, delivery and performance of each of the Transaction Documents to which it is or will be a party and the consummation of the Transactions and the other transactions contemplated by such Transaction Documents, including the issuance and sale of the Securities. Each of the Transaction Documents will conform in all material respects to the description thereof in or incorporated by reference in the Final Memorandum. This Agreement has been duly executed and delivered by Lennar.

         (e) The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes, when executed by

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Lennar and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement or, in the case of the Exchange Notes or Private Exchange Notes, when issued and delivered in exchange for Notes in accordance with the Registration Rights Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of Lennar, entitled to the benefits of the Indenture, and enforceable against Lennar in accordance with their terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally, and
(ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding in equity or at law) (together, the "Bankruptcy Limitations").

         (f) The Guarantees of the Notes and the guarantees of the Exchange Notes and the Private Exchange Notes, when issued, will be in the form contemplated by the Indenture. The Guarantees of the Notes and the guarantees of the Exchange Notes and the Private Exchange Notes, when executed and delivered by each of the Guarantors in accordance with the provisions of the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Bankruptcy Limitations.

         (g) The Indenture meets the requirements for qualification under the United States Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture, when executed and delivered by Lennar and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of Lennar and the Guarantors, enforceable against each of Lennar and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Bankruptcy Limitations.

         (h) The Registration Rights Agreement, when executed and delivered by Lennar and the Guarantors, will constitute a valid and legally binding agreement of Lennar and the Guarantors enforceable against Lennar and each of the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to the Bankruptcy Limitations and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

         (i) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by Lennar and the Guarantors of the Securities to the Initial Purchasers or the consummation by the Companies of the Transactions or the other transactions contemplated by the Transaction Documents, except (i) in the case of performance of the Registration Rights Agreement, the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective, (ii) such as may be required under state securities or "Blue Sky" laws and (iii) such as have been or, as of the Closing Date, will have been, obtained.

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         (j)      Neither Lennar nor any of the Subsidiaries or the Land
Partnerships is: (i) in violation of any of its charter or formation documents,
(ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, including the Transaction Documents (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (k) The execution, delivery and performance by the Companies of the Transaction Documents and the consummation by the Companies of the Transactions and the other transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of Lennar or any Subsidiary or Land Partnership with respect to: (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any charter or formation document of any Company or Land Partnership, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation applicable to any Company or Land Partnership or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (l) The historical financial statements included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum present fairly the financial position, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise stated therein. The summary and selected historical financial data in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the information shown therein at the dates and for the periods to which they relate and have been prepared and compiled on a basis consistent with the audited financial statements included or incorporated by reference therein, except as otherwise stated therein. Such financial statements and financial data comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder. Each of Deloitte & Touche LLP and Arthur Andersen LLP (collectively, the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

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         (m)      The pro forma financial statements (including the notes
thereto) and the other pro forma financial information included in the Preliminary Memorandum and the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Preliminary Memorandum and the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (n) Except as described in the Final Memorandum there is not pending or, to the knowledge of Lennar, threatened any action, suit, proceeding, inquiry or investigation to which Lennar or any Subsidiary or Land Partnership is a party, or to which any of its property or assets are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to it, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of any of the Transactions and the other transactions described in the Final Memorandum.

         (o) Each of Lennar, the Subsidiaries and the Land Partnerships owns or possesses adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum, and none of such entities has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (p) Each of Lennar, the Subsidiaries and the Land Partnerships possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Lennar, the Subsidiaries and the Land Partnerships has fulfilled and performed all of its obligations with respect to such Permits except to the extent as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except to the extent as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Lennar nor any Subsidiary or Land Partnership has received any notice

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of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (q) Since the respective dates as of which information is given in the Final Memorandum, except as described therein, there has been no material adverse change or any fact, taken by itself, which could reasonably be expected to result in a material adverse change, in the general affairs, management, business, condition (financial or otherwise) or results of operations of Lennar and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or any loss of, or damage to, properties (whether or not insured) which could reasonably be expected to affect materially and adversely the general affairs, management, business, condition (financial or otherwise) or results of operations of Lennar and the Subsidiaries taken as a whole.

         (r) Each of Lennar, the Subsidiaries and the Land Partnerships has filed all necessary tax returns, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon. Other than tax deficiencies which Lennar or any Subsidiary or Land Partnership is contesting in good faith and for which it has provided adequate reserves, there is no tax deficiency that has been asserted against Lennar or any Subsidiary or Land Partnership that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which Lennar reasonably believes to be reliable and accurate.

         (t) None of Lennar or the Subsidiaries nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         (u) Each of Lennar, the Subsidiaries and the Land Partnerships has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (v) There are no legal or governmental proceedings involving or affecting Lennar or any Subsidiary or Land Partnership or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

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         (w)      Except as described in the Final Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of Lennar, the Subsidiaries and the Land Partnerships is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of Lennar, the Subsidiaries and the Land Partnerships has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of Lennar, threatened against Lennar or any Subsidiary or Land Partnership under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Lennar or any Subsidiary or Land Partnership, (E) neither Lennar nor any Subsidiary or Land Partnership has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable law, (F) no property or facility of Lennar or any Subsidiary or Land Partnership is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority.

         For purposes of this Agreement, "Environmental Laws" means the common law and all applicable laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

         (x) There is no strike, labor dispute, slowdown or work stoppage with the employees of Lennar or any Subsidiary or Land Partnership which is pending or, to the knowledge of Lennar, threatened, which would have a Material Adverse Effect.

         (y) Neither Lennar nor any Subsidiary has any liability for any prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or funding deficiency within the meaning of Section 302 of ERISA or any complete or partial withdrawal liability under Section 4201 of ERISA with respect to any pension, profit sharing or other plan which is subject to ERISA to which Lennar or any Subsidiary makes or ever has made a contribution and in which any employee of Lennar or any Subsidiary is or has ever been a participant. With respect to such plans, each of Lennar and the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

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         (z)      Each of Lennar, the Subsidiaries and the Land Partnerships
carries insurance or maintains reserves in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

         (aa) Each of Lennar, the Subsidiaries and the Land Partnerships maintains internal accounting controls which provide reasonable assurance that
(A) transactions are executed in accordance with management's authorization,
(B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (bb) Neither Lennar nor any Subsidiary will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (cc) No holder of securities of any Company (other than the Registrable Notes (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements required to be filed by Lennar and the Guarantors pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

         (dd) Neither Lennar nor any of the Guarantors or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or
(ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

         (ee) No securities of Lennar or any Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

         (ff) Neither Lennar nor any of the Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

         (gg) Neither Lennar nor any of the Guarantors nor any of their respective Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation
S) with respect to the Securities; each of Lennar and the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

         (hh) Except as disclosed in the Final Memorandum, there are no business relationships or related party transactions which would be required to be disclosed in a registration statement under the Act by Item 404 of Regulation S-K of the Commission, and each business relationship or related party transaction described in the Preliminary Memorandum or the Final Memorandum is a fair and accurate description of the relationships and transactions so described in all material respects.

         Any certificate signed by any officer of Lennar and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a representation and warranty by Lennar to each Initial Purchaser as to the matters covered thereby.

         3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, Lennar agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees severally, but not jointly, to purchase from Lennar, the Notes set forth opposite such Initial Purchaser's name on Schedule 3 hereto, at 90.928351% of their principal amount. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, in such denomination or denominations and registered in the name of Cede & Co., the nominee of The Depository Trust Company, or in such other name or names as the Initial Purchasers request upon notice to Lennar prior to the Closing Date, shall be delivered by or on behalf of Lennar and the Guarantors to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as Lennar shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Clifford Chance Rogers & Wells, LLP, 200 Park Avenue, New York, New York at 10:00 A.M., New York time, on May 3, 2000, or at such other place, time or date as the Initial Purchasers, on the one hand, and Lennar and the Guarantors, on the other hand, may agree upon (such time and date of delivery against payment is herein referred to as the "Closing Date"). Lennar will make such certificate or certificates for the Securities available for checking by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

         4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the sole judgment of the Initial Purchasers is advisable.

         5. Covenants of Lennar. Lennar covenants and agrees with each of the Initial Purchasers that:

         (a) Lennar will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. Lennar will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

         (b) Lennar will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; provided, however, that in connection therewith Lennar shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

         (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, Lennar will promptly notify the Initial Purchasers thereof and will prepare, at the expense of Lennar, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

         (d) Lennar will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

         (e) Lennar will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

         (f) For so long as any Notes remain outstanding, Lennar will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by Lennar to the Trustee or the holders of the Notes and, as soon as available, copies of any reports or financial statements filed by Lennar with the Commission or furnished to any national securities exchange on which any class of securities of Lennar may be listed.

         (g) Neither Lennar, the Guarantors nor any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

         (h) Lennar will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

         (i) For so long as any of the Securities remain outstanding, Lennar will make available, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless Lennar is then subject to Section 13 or 15(d) of the Exchange Act.

         (j) Lennar will use its best efforts to (i) permit the Securities to be designated Portal securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Portal Market and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

         (k) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) Lennar will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

         (l) Lennar shall use its reasonable efforts to obtain and deliver to the Initial Purchasers on the Closing Date opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of such counsel for Lennar and the Guarantors as are acceptable to the Initial Purchasers, regarding the Guarantors that are not Designated Guarantors to the same effect as the matters addressed in Section 7(a) with respect to the Designated Guarantors.

         6. Expenses. Lennar agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by Lennar or any of the Guarantors, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee, including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Securities.

         If the issuance and sale of the Securities provided for herein is not consummated because any condition to the obligation of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Sections 11(a)(i)(y) or 11(a)(v) hereof or because of any failure, refusal or inability on the part of Lennar to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), Lennar will promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including fees, disbursements and charges of Willkie Farr & Gallagher, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

         7. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions:

         (a) On the Closing Date, the Initial Purchasers shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of Clifford Chance Rogers & Wells, counsel for Lennar and the Guarantors, and the opinions of such other counsel as are acceptable to the Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

         (i) Lennar has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Final Memorandum; each of the Guarantors and the Land Partnerships has been duly organized and is validly existing as a corporation or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or other power and authority to own or lease its properties and conduct its business as described in the Final Memorandum; Lennar and each of the Guarantors and the Land Partnerships are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where such counsel has been informed that the failure to qualify would not have a materially adverse effect upon the business of Lennar and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Designated Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Lennar or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Designated Subsidiaries are owned free and clear of all liens, encumbrances and equities and claims (except for the pledge of (y) the shares of certain of the direct and indirect subsidiaries of LFS to the lenders under LFS's credit agreement), and (z) the shares of other Subsidiaries to the lenders under the Credit Agreement and for the benefit of the holders of the Existing Senior Notes), and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Designated Subsidiaries or the Land Partnerships are outstanding. Lennar indirectly owns a 50%
interest in each of the Land Partnerships. Such interests in the Land Partnerships have been duly authorized and validly issued and are owned by a Subsidiary which, to the best of such counsel's knowledge, is indirectly wholly owned by the Company, free and clear of all liens, encumbrances and equities and claims.

         (ii) At November 30, 1999, Lennar has outstanding capital stock as set forth under the caption "Capitalization" in the Final Memorandum; the outstanding shares of the Common Stock and Class B Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to the capital stock or any other securities of Lennar or the issue or sale thereof.

         (iii) Insofar as such counsel is aware, no holder of securities of Lennar or any Guarantor that is not a Designated Subsidiary (collectively, the "Designated Guarantors") (other than the Registrable Notes) is entitled to have such securities registered under a registration statement filed by Lennar pursuant to the Registration Rights Agreement and the Indenture.

         (iv) Each of Lennar and the Designated Guarantors has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the Transactions contemplated by such Transaction Documents. Each of Lennar and the Designated Guarantors has duly authorized the execution, delivery and performance of each of the Transaction Documents to which it is or will be a party and the consummation of the Transactions contemplated by such Transaction Documents, including the issuance and sale of the Securities.

         (v) The Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly executed and delivered by Lennar and the Designated Guarantors, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the valid and legally binding agreement of Lennar and such Guarantors, enforceable against each of Lennar and such Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Bankruptcy Limitations.

         (vi) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly executed and delivered by Lennar and, when paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of Lennar, entitled to the benefits of the Indenture, and enforceable against Lennar in accordance with their terms, except that the enforcement thereof may be subject to the Bankruptcy Limitations.

         (vii) When the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by Lennar in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), the Exchange Notes and the Private Exchange Notes will constitute the valid and legally binding obligations of Lennar entitled to the benefits of the Indenture, and enforceable against Lennar, in accordance with their respective terms, except that the enforcement thereof may be subject to the Bankruptcy Limitations.

         (viii) The Guarantees of the Notes are in the form contemplated by the Indenture. The Guarantees of the Notes have been duly executed, issued and delivered and constitute valid and legally binding obligations of the Designated Guarantors, entitled to the benefits of the Indenture and enforceable against the Designated Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Bankruptcy Limitations.

         (ix) The guarantees of the Exchange Notes and the Private Exchange Notes, when issued, will be in the form contemplated by the Indenture. The guarantees of the Exchange Notes and the Private Exchange Notes, when executed and delivered by each of the Designated Guarantors in accordance with the provisions of the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Designated Guarantors, entitled to the benefits of the Indenture and enforceable against the Designated Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Bankruptcy Limitations.

         (x) The Registration Rights Agreement has been duly and validly executed and delivered by Lennar and the Designated Guarantors, and (assuming due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the valid and legally binding agreement of Lennar enforceable against Lennar in accordance with its terms, except that (A) the enforcement thereof may be subject to the Bankruptcy Limitations, and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.


         (xi) Each of the Merger Agreement and the Credit Agreement has been duly and validly executed and delivered by each of Lennar and the Designated Guarantors that is a party thereto and constitutes a valid and legally binding agreement of such Company, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to the Bankruptcy Limitations.

         (xii) This Agreement has been duly executed and delivered by Lennar.

         (xiii) The Transaction Documents conform as to legal matters in all material respects to the descriptions thereof contained or incorporated by reference in the Final Memorandum. The statements under the caption "Material Federal Income Tax Consequences" in the Final Memorandum, insofar as such statements constitute a summary of matters of law, fairly summarize in all material respects the information called for with respect to such matters.

         (xiv) Insofar as such counsel is aware there are (i) no legal or governmental proceedings pending or threatened to which Lennar or any Subsidiary or Land Partnership is a party or to which its property or assets is subject which would be required under the Act to be described in a registration statement or in a prospectus and are not described in the Final Memorandum, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the consummation of the Transactions including the issuance or sale of the Notes to be sold hereunder or the other transactions contemplated by the Transaction Documents and (ii) no contracts, agreements or other documents to which Lennar is a party which would be required under the Act to be described in a registration statement or prospectus and are not described in the Final Memorandum.

         (xv) Insofar as such counsel is aware, Lennar is not in violation of its certificate of incorporation or bylaws.

         (xvi) The execution, delivery and performance by Lennar and the Designated Guarantors of the Transaction Documents and the consummation by such Companies of the Transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of any such Company or Land Partnership with respect to (i) the terms or provisions of any material contract, agreement or instrument of which such counsel is aware to which any such Company or Land Partnership is a party or by which it may be bound, (ii) the certificate of incorporation or bylaws or other comparable organizational documents of any such Company or the partnership agreement of either Land Partnership, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation generally applicable to transactions of the type contemplated by the Final Memorandum or known to such counsel to be applicable to any such Company or Land Partnership.

         (xvii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by Lennar and the Designated Guarantors of the Securities to the Initial Purchasers or for the consummation of the Merger or, to the best knowledge of such counsel, for the consummation by the Companies of the other transactions contemplated by the Transaction Documents, except (i) as may be required under applicable securities laws in connection with the registration under the Act of the Notes, and the Private Exchange Notes, if applicable, pursuant to the Registration Rights Agreement and (ii) as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

         (xviii) Lennar is not, and immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") Lennar will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (xix) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with
Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are QIBs or Accredited Investors, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of Lennar contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof and the offering and transfer procedures set forth in the Final Memorandum.

         (xx) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of Lennar, representatives of the Independent Accountants, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Preliminary Memorandum and the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(xiii)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no belief with respect to the financial statements and related notes thereto and the other financial or statistical data included in the Final Memorandum).

         References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement (including Section 5(a)) at the Closing Date.

         (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Willkie Farr & Gallagher shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

         (c) The Initial Purchasers shall have received from each of the Independent Accountants, comfort letters, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

         (d) The representations and warranties of Lennar contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; Lennar shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

         (e) The Transactions, including the issuance and sale of the Notes pursuant to this Agreement, shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

         (f) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by Lennar's Chief Executive Officer and its chief financial officer to the effect that:

                  (i) The representations and warranties of Lennar in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and Lennar has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof through the Closing Date), no event or events have occurred, no information has become known nor has any condition arisen that, individually or in the aggregate, would have a Material Adverse Effect;

                  (iii) Such officer has carefully examined the Final Memorandum; in such officer's opinion and to the best of such officer's knowledge, neither the Final Memorandum nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iv) None of the Transactions including the sale of the Securities hereunder has been enjoined (temporarily or permanently);

                  (v) There have been no material amendments, alterations, modifications, or waivers of any provisions of any of the Transaction Documents since the date of execution and delivery thereof by the parties thereto (other than amendments, alternations, modifications or waivers, copies of which have previously been distributed to the Initial Purchasers).

         (g) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by Lennar and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

         (h) The Indenture shall have been duly executed and delivered by Lennar, the Guarantors and the Trustee, and the Notes shall have been duly executed by Lennar, and the Notes shall have been duly authenticated by the Trustee.

         (i) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of Lennar as they shall have heretofore reasonably requested from Lennar.

         (j)      The Merger shall have been consummated.

         (k) Lennar shall have received aggregate proceeds of at least $700 million from borrowings under the Credit Agreement.

         All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. Lennar shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Initial Purchasers shall reasonably request.

         8. Offering of Securities; Restrictions on Transfer (a) Each of the Initial Purchasers represents and warrants that it is a QIB. Each of the Initial Purchasers agrees with Lennar that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

         (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States of Securities that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

         Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

         (c) Each of the Initial Purchasers represents and warrants (as to itself only) (1) it has not offered or sold and, prior to or during the period of six months from the date hereof, will not offer or sell the Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
(2) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to any action taken in relation to the Securities in, from or otherwise involving the United Kingdom and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue and sale of the Securities to a person who is of the kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise be lawfully issued or passed.

         9. Indemnification and Contribution. (a) Lennar agrees to indemnify and hold harmless the Initial Purchasers and the affiliates, directors, officers, agents, representatives and employees of the Initial Purchasers, and each other person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchasers or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

         (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by Lennar or based upon written information furnished by or on behalf of Lennar filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "Application"); or

         (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, promptly upon request, the Initial Purchasers and each such affiliate, director, officer, agent, representative and employee and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers, such affiliate, director, officer, agent, representative or employee or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that Lennar will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto, or any Application, in reliance upon and in conformity with written information concerning the Initial Purchasers or their resale of the Notes furnished to Lennar by the Initial Purchasers specifically for use therein; provided further, however, that the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Initial Purchaser to the extent that it is determined by a final, non-appealable judgment that (i) the Preliminary Memorandum contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale of the Notes by such Initial Purchaser, (iii) any such loss, claim, damage or liability of such indemnified party results from the fact that such Initial Purchaser failed to send or give to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the Final Memorandum or the Final Memorandum as amended or supplemented, and Lennar had previously furnished copies thereof to such Initial Purchaser and (iv) the Final Memorandum or the Final Memorandum as amended or supplemented corrected such untrue statement or omission. This indemnity agreement will be in addition to any liability that Lennar may otherwise have to the indemnified parties. Lennar shall not be liable under this subsection (a) for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed.

         (b) The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless Lennar, its affiliates, directors, officers, agents, representatives and employees and each other person, if any, who controls Lennar within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which Lennar or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendments or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to Lennar by the Initial Purchasers specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, promptly upon request, any legal or other expenses reasonably incurred by Lennar or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. No Initial Purchaser shall be liable under this Section 9 for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed. Lennar shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchasers are or could have been a party, or indemnity could have been sought hereunder by the Initial Purchasers, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchasers.

         (c)      Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under subsection (a) or (b) above unless and to the extent such failure results in the forfeiture or waiver by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsections (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Deutsche Bank Securities Inc. in the case subsection (a) of this
Section 9 or Lennar in the case of subsection (b) of this Section 9, representing the indemnified parties under such subsection (a) or subsection
(b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

         (d) In circumstances in which the indemnity agreement provided for in the preceding subsections of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by Lennar on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by Lennar bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Lennar on the one hand, or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. Lennar and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). Notwithstanding any other provision of this subsection (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each affiliate, director, officer, agent, representative and employee of the Initial Purchasers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each affiliate, director, officer, agent, representative and employee of Lennar and each person, if any, who controls Lennar within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as Lennar.

         10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of Lennar, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of Lennar, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to Lennar given prior to the Closing Date in the event that Lennar shall have failed, refused or been unable to perform, in all material respects, all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if after the date of this Agreement and at or prior to the Closing
Date:

         (i) either (x) Lennar or any Subsidiary or Land Partnership shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or (y) there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of Lennar or any Subsidiary or Land Partnership), except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

         (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or maximum or minimum prices shall have been established on any such exchange or market;

         (iii) a banking moratorium shall have been declared by New York or United States authorities;

         (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

         (v) any securities of Lennar shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

         (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

         12. Information Supplied by the Initial Purchasers. The statements set forth in the second and third sentences of the third paragraph, the second sentence of the sixth paragraph, the seventh paragraph and the eighth paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers for the purposes of Sections 2(a) and 9 hereof.

         13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers shall be mailed or delivered to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention:
High Yield Capital Markets, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, 10019, Attention: John S. D'Alimonte, Esq.; if sent to Lennar, shall be mailed or delivered to Lennar Corporation, 700 N.W. 107th Avenue, Miami, Florida 33172, Attention: Bruce Gross, Chief Financial Officer, with a copy to Clifford Chance Rogers & Wells, 200 Park Avenue, New York, New York 10166, Attention: David B. McCain, General Counsel, and David W. Bernstein, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

         14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, Lennar and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of Lennar contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Initial Purchasers and any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of Lennar and any person or persons who control Lennar within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

         15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE

PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among Lennar and the Initial Purchasers.

                               Very truly yours,

                               LENNAR CORPORATION

                               By: /s/ David B. McCain
                                  ----------------------------------------
                                  Name: David B. McCain
                                  Title:   Vice-President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

INITIAL PURCHASERS:

DEUTSCHE BANK SECURITIES INC.

By: /s/ Richard W. Thaler
   ----------------------------------------
   Name:  Richard W. Thaler
   Title: Managing Director

BANC ONE CAPITAL MARKETS, INC.

By:  /s/ Kevin J. Rooney
   ----------------------------------------
   Name:  Kevin J. Rooney
   Title: Vice President

BANC OF AMERICA SECURITIES LLC

By: /s/ William A. Bowen, Jr.
   ----------------------------------------
   Name:  William A. Bowen, Jr.
   Title: Managing Director

CREDIT LYONNAIS SECURITIES USA INC.

By: /s/ Paul H. Phaneuf
   ----------------------------------------
   Name:  Paul H. Phaneuf
   Title: Managing Director

WACHOVIA SECURITIES, INC.

By: /s/ Marc A. Ratnowsky
   ----------------------------------------
   Name:  Marc A. Ratnowsky

   Title: M.D.

                                                                     SCHEDULE 1

                                   GUARANTORS

BCDC CORP.
BOCA GREENS, INC.
BOCA ISLES CLUB, INC.
BOCA ISLES SOUTH CLUB, INC.
BRAMALEA CALIFORNIA, INC.
BRAMALEA CALIFORNIA PROPERTIES, INC.
BRAMALEA CALIFORNIA REALTY, INC.
CLODINE-BELLAIRE LP, INC.
CLUB PEMBROKE ISLES, INC.
DCA AT BANYAN TREE, INC.
DCA AT NORTH LAUDERDALE, INC.
DCA AT PEMBROKE POINTE, INC.
DCA AT WIGGINS BAY, INC.
DCA GENERAL CONTRACTORS, INC.
DCA HOMES OF CENTRAL FLORIDA, INC.
DCA NJ REALTY, INC.
DCA OF BROWARD COUNTY, INC.
DCA OF HIALEAH, INC.
DCA OF LAKE WORTH, INC.
DCA OF NEW JERSEY, INC.
DEVCO LAND CORP.
DYEING & FINISHING, INC.
FIRST ATLANTIC BUILDING CORP.
GREYSTONE CONSTRUCTION, INC.
GREYSTONE HOMES, INC.
GREYSTONE HOMES OF NEVADA, INC.
GREYSTONE NEVADA, LLC
HARRIS COUNTY LP, INC.
HILLSIDE, INC.
INACTIVE CORPORATIONS, INC.
KINGS ISLE RECREATION CORP.
KINGS RIDGE GOLF CORPORATION
KINGS RIDGE RECREATION CORPORATION
KINGS WOOD DEVELOPMENT CORPORATION
LENNAR ACQUISITION CORP. II
LENNAR.COM, INC.
LENNAR COMMUNITIES, INC.
LENNAR COMMUNITIES DEVELOPMENT, INC.
LENNAR CONSTRUCTION, INC.
LENNAR FINANCIAL SERVICES, INC.
LENNAR HOMES, INC.
LENNAR HOMES OF ARIZONA, INC.
LENNAR HOMES OF CALIFORNIA, INC.
LENNAR HOMES OF TEXAS LAND AND CONSTRUCTION, LTD.
LENNAR HOMES OF TEXAS SALES AND MARKETING, LTD.
LENNAR LA PAZ LIMITED, INC.
LENNAR LA PAZ, INC.
LENNAR LAND PARTNERS SUB, INC.
LENNAR LAND PARTNERS SUB II, INC.
LENNAR MANAGEMENT, INC.
LENNAR NEVADA, INC.
LENNAR NORTHLAND I, INC.

LENNAR NORTHLAND II, INC.
LENNAR NORTHLAND III, INC.
LENNAR NORTHLAND IV, INC.
LENNAR NORTHLAND V, INC.
LENNAR NORTHLAND VI, INC.
LENNAR OCEANSIDE, LLC
LENNAR PACIFIC, INC.
LENNAR PACIFIC, L.P.
LENNAR PACIFIC PROPERTIES, INC.
LENNAR REALTY, INC.
LENNAR RENAISSANCE, INC.
LENNAR SACRAMENTO, INC.
LENNAR SALES CORP.
LENNAR SAN JOSE HOLDINGS, INC.
LENNAR SOUTHLAND I, INC.
LENNAR SOUTHLAND II, INC.
LENNAR SOUTHLAND III, INC.
LENNAR SOUTHWEST HOLDING CORP.
LENNAR TEXAS HOLDING COMPANY
LENNAR TITLE SERVICES, INC.
LONG POINT DEVELOPMENT CORPORATION
LUCERNE GREENS, INC.
LUCERNE MERGED CONDOMINIUMS, INC.
M.A.P. BUILDERS, INC.
M.A.P. VINEYARDS OF PLANTATION, INC.
MARLBOROUGH DEVELOPMENT CORPORATION
MIDLAND HOUSING INDUSTRIES CORP.
MIDLAND INVESTMENT CORPORATION
MISSION VIEJO HOLDINGS, INC.
MISSION VIEJO 12S VENTURE, LP
MONTEREY VILLAGE DEVELOPMENT CORP.
QUALITY ROOF TRUSS COMPANY
RANCHO SUMMIT, LLC
REGENCY TITLE COMPANY
RIVIERA LAND CORP.
ROCKHURST-FONTAINE LIMITED PARTNERSHIP
SANTA FE LAKES, L.P.
SAVELL GULLEY DEVELOPMENT CORPORATION
SILVER LAKES-GATEWAY CLUBHOUSE, INC.
SLTC, INC.
STRATEGIC HOLDINGS, INC.
STRATEGIC TECHNOLOGIES, INC.
STRATEGIC TECHNOLOGIES COMMUNICATIONS OF CALIFORNIA, INC.
SUPERIOR REALTY & MARKETING, INC.
UNIVERSAL TITLE INSURORS, INC.
U.S. HOME CORPORATION (f/k/a LEN ACQUISITION CORPORATION)
W. B. HOMES, INC.
WESTCHASE, INC.
BRUSHMASTERS, INC.
CANTERBURY CORPORATION
COUNTRYPLACE GOLF COURSE, INC.
E.M.J.V. CORP.
HOMECRAFT CORPORATION
IMPERIAL HOMES CORPORATION
LUNDGREN BROS. CONSTRUCTION, INC.
MID-COUNTY UTILITIES, INC.

OCEANPOINTE DEVELOPMENT CORPORATION
ORRIN THOMPSON CONSTRUCTION COMPANY
ORRIN THOMPSON HOMES CORP.
PAPARONE CONSTRUCTION CO.
PRARIE LAKE CORPORATION
RIVENHOME CORPORATION
RUTENBERG HOMES, INC. (FL)
RUTENBERG HOMES, INC. (TX)
STONEY CORPORATION
SUMMERWAY INVESTMENT CORP.
U.S. HOME & DEVELOPMENT CORPORATION
U.S. HOME OF ARIZONA CONSTRUCTION CO.
U.S. HOME OF COLORADO REAL ESTATE, INC.
U.S. HOME REALTY CORPORATION
U.S. HOME REALTY, INC. (MD)
U.S. HOME REALTY, INC. (TX)
U.S.H. CORPORATION OF NEW YORK
U.S. H. LOS PRADOS, INC.
USH ACQUISITION CORP.
USH EQUITY CORPORATION
USH HOLDING, INC.
USH MILLENNIUM VENTURES CORP.
USH/MJR, INC.
USH (WEST LAKE), INC.
USH WOODBRIDGE, INC.
WESTSTONE CORPORATION

                                                                     SCHEDULE 2

                                  SUBSIDIARIES

UNIVERSAL AMERICAN MORTGAGE COMPANY

U.S. HOME MORTGAGE CORP.

                                                                     SCHEDULE 3

INITIAL PURCHASER                  PRINCIPAL AMOUNT OF NOTES
Deutsche Bank Securities Inc.             109,687,500
Banc One Capital Markets, Inc.            109,687,500
Banc of America Securities LLC             65,000,000
Credit Lyonnais Securities USA Inc.        24,375,000
Wachovia Securities, Inc.                  16,250,000
                                          ------------
                                          $325,000,000
                                          ============